Gladstone Commercial Corporation Reports Results for the Fourth Quarter and Year Ended December 31, 2021

Please note that the limited information that follows in this press release is not adequate to make an informed investment judgment.

MCLEAN, VA., February 15, 2022 (ACCESSWIRE) -- Gladstone Commercial Corporation (Nasdaq: GOOD) ("Gladstone Commercial" or the "Company") today reported financial results for the fourth quarter and year ended December 31, 2021. A description of funds from operations, or FFO, FFO as adjusted for comparability, and Core FFO, all three non-GAAP (generally accepted accounting principles in the United States) financial measures, are located at the end of this press release. All per share references are to fully-diluted weighted average shares of common stock and Non-controlling OP Units, unless otherwise noted. For further detail, please also refer to both the quarterly financial supplement and the Company’s Annual Report on Form 10-K which can be retrieved from the investors section of our website at www.gladstonecommercial.com.
Summary Information (dollars in thousands, except per share data):

	As of and for the three months ended
	December 31, 2021		September 30, 2021		$ Change	% Change
Operating Data:
Total operating revenue	$35,306		$34,334		$972	2.8%
Total operating expenses	(25,411)		(25,498)		87	(0.3)%
Other expense, net	(6,819)	(1)	(4,338)		(2,481)	57.2%
Net income	$3,076		$4,498		$(1,422)	(31.6)%
Less: Dividends attributable to preferred stock	(2,917)		(2,868)		(49)	1.7%
Less: Dividends attributable to senior common stock	(164)		(170)		6	(3.5)%
Net (loss) income (attributable) available to common stockholders and Non-controlling OP Unitholders	$(5)		$1,460		$(1,465)	(100.3)%
Add: Real estate depreciation and amortization	14,650		14,760		(110)	(0.7)%
Add: Loss on sale of real estate	266		—		266	100.0%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$14,911		$16,220		$(1,309)	(8.1)%
Add: Convertible senior common distributions	164		170		(6)	(3.5)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$15,075		$16,390		$(1,315)	(8.0)%

Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$14,911		$16,220		$(1,309)	(8.1)%
Add: Asset retirement obligation expense	19		22		(3)	(13.6)%
Add: Realized loss on interest rate hedging instruments	—		145		(145)	(100.0)%
Less: Acquisition related expenses	(3)		(46)		43	(93.5)%
Less: Bad debt write off	—		(56)		56	(100.0)%
Less: Tenant legal settlement, net	—		(1,773)		1,773	(100.0)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$14,927		$14,512		$415	2.9%
Add: Convertible senior common distributions	164		170		(6)	(3.5)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$15,091		$14,682		$409	2.8%

Share and Per Share Data:
Net (loss) income (attributable) available to common stockholders and Non-controlling OP Unitholders - basic and diluted	—		0.04		(0.04)	(100.0)%
FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.40		0.44		(0.04)	(9.1)%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.40		0.44		(0.04)	(9.1)%
Core FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.40		0.39		0.01	2.6%
Core FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.40		0.39		0.01	2.6%
Weighted average shares of common stock and Non-controlling OP Units outstanding - basic	37,509,121		37,025,773		483,348	1.3%
Weighted average shares of common stock and Non-controlling OP Units outstanding - diluted	38,013,083		37,558,558		454,525	1.2%
Cash dividends declared per common share and Non-controlling OP Unit	$0.375825		$0.375450		$0.000375	0.1%

Financial Position
Real estate, before accumulated depreciation	$1,225,258		$1,179,106	(2)	$46,152	3.9%
Total assets	$1,143,352		$1,104,794		$38,558	3.5%
Mortgage notes payable, net, borrowings under revolver, net and borrowings under term loan, net	$707,526		$674,052		$33,474	5.0%
Total equity and mezzanine equity	$372,823		$371,806		$1,017	0.3%
Properties owned	129		127	(2)	2	1.6%
Square feet owned	16,232,795		15,700,949	(2)	531,846	3.4%
Square feet leased	97.2%		97.7%		(0.5)%	(0.5)%

(1)Includes a $0.3 million loss on sale, net, from one property sale during the three months ended December 31, 2021.
(2)Includes one property classified as held for sale of $6.6 million and 42,213 square feet.

	As of and for the year ended
	December 31, 2021		December 31, 2020		$ Change	% Change
Operating Data:
Total operating revenue	$137,688		$133,152		$4,536	3.4%
Total operating expenses	(102,800)		(99,855)	(2)	(2,945)	2.9%
Other expense, net	(25,155)	(1)	(18,312)	(3)	(6,843)	37.4%
Net income	$9,733		$14,985		$(5,252)	(35.0)%
Less: Dividends attributable to preferred stock	(11,488)		(10,973)		(515)	4.7%
Less: Series D Preferred Stock offering costs write off	(2,141)		—		(2,141)	100.0%
Less: Dividends attributable to senior common stock	(698)		(816)		118	(14.5)%
Net (loss) income (attributable) available to common stockholders and Non-controlling OP Unitholders	$(4,594)		$3,196		$(7,790)	(243.7)%
Add: Real estate depreciation and amortization	60,311		55,424		4,887	8.8%
Add: Impairment charge	—		3,621		(3,621)	(100.0)%
Add: Loss on sale of real estate	1,148		—		1,148	100.0%
Less: Gain on sale of real estate	—		(8,096)		8,096	(100.0)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$56,865		$54,145		$2,720	5.0%
Add: Convertible senior common distributions	698		816		(118)	(14.5)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$57,563		$54,961		$2,602	4.7%
Add: Series D Preferred Stock offering costs write off	2,141		—		2,141	100.0%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted, as adjusted for comparability	$59,704		$54,961		$4,743	8.6%

Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$56,865		$54,145		$2,720	5.0%
Add: Asset retirement obligation expense	100		134		(34)	(25.4)%
Add: Series D Preferred Stock offering costs write off	2,141		—		2,141	100.0%
Add: PACE financing amortization, net	33		32		1	3.1%
Add: Loan defeasance costs	669		—		669	100.0%
Add: Realized loss on interest rate hedging instruments	145		—		145	100.0%
(Less) Add: Acquisition related expenses	(108)		167		(275)	(164.7)%
(Less) Add: Bad debt write off	(56)		56		(112)	(200.0)%
Less: Tenant legal settlement, net	(1,773)		—		(1,773)	(100.0)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$58,016		$54,534		$3,482	6.4%
Add: Convertible senior common distributions	698		816		(118)	(14.5)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$58,714		$55,350		$3,364	6.1%

Share and Per Share Data:
Net (loss) income (attributable) available to common stockholders and Non-controlling OP Unitholders - basic & diluted	(0.12)		0.09		(0.21)	(233.3)%
FFO available to common stockholders and Non-controlling OP Unitholders - basic	1.54		1.57		(0.03)	(1.9)%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted	1.54		1.56		(0.02)	(1.3)%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted, as adjusted for comparability	1.60		1.56		0.04	2.6%
Core FFO available to common stockholders and Non-controlling OP Unitholders - basic	1.57		1.58		(0.01)	(0.6)%
Core FFO available to common stockholders and Non-controlling OP Unitholders - diluted	1.57		1.57		—	—%
Weighted average shares of common stock and Non-controlling OP Units outstanding - basic	36,854,293		34,542,671		2,311,622	6.7%

Weighted average shares of common stock and Non-controlling OP Units outstanding - diluted	37,358,255	35,170,934		2,187,321	6.2%
Cash dividends declared per common share and Non-controlling OP Unit	$1.502175	$1.501800		$0.000375	—%

Financial Position
Real estate, before accumulated depreciation	$1,225,258	$1,140,205	(4)	$85,053	7.5%
Total assets	$1,143,352	$1,097,908		$45,444	4.1%
Mortgage notes payable, term preferred stock, term loan facility & line of credit, net	$707,526	$668,692		$38,834	5.8%
Total equity and mezzanine equity	$372,823	$375,323		$(2,500)	(0.7)%
Properties owned	129	121	(4)	8	6.6%
Square feet owned	16,232,795	15,407,546	(4)	825,249	5.4%
Square feet leased	97.2%	95.3%		1.9%	2.0%
(1)Includes a $1.1 million loss on sale, net, from three property sales during the year ended December 31, 2021.
(2)Includes a $3.6 million impairment charge recognized on three properties during the year ended December 31, 2020.
(3)Includes an $8.1 million gain on sale, net, from six property sales during the year ended December 31, 2020.
(4)Includes three properties classified as held for sale of $11.5 million and 106,758 square feet, in the aggregate.
Highlights of Fiscal Year 2021:
• Acquired properties: Purchased 11 fully-occupied industrial properties, with an aggregate of approximately 0.9 million square feet of rental space, for $99.7 million, at a weighted average cap rate of 7.03%;
• Sold properties: Sold three non-core properties as part of our capital recycling strategy for $9.5 million;
• Collected 100% of 2021 base rent: Collected 100% of 2021 base rental charges owed to us throughout the COVID-19 pandemic;
• Issued preferred stock: Issued 4,000,000 shares of our 6.00% Series G Preferred Stock, raising net proceeds of approximately $96.6 million;
• Redeemed Series D Preferred Stock: Redeemed all of our 7.00% Series D Preferred Stock for a total redemption payment of approximately $88.3 million;
• Issued common stock under ATM Program: Issued 1.8 million shares for net proceeds of $36.6 million;
• Issued Series F Preferred Stock: Issued 302,007 shares of our 6.00% Series F Preferred Stock for net proceeds of $6.9 million;
• Amended and upsized credit facility: Added a new $65.0 million term loan component to our credit facility with a five year maturity date;
• Issued new debt: Borrowed $21.5 million in fixed rate and swapped to fixed rate mortgage debt at a weighted average interest rate of 3.4%, with maturity dates ranging from December 21, 2028 to February 15, 2031;
• Repaid debt: Repaid $7.7 million in fixed rate mortgage debt, with a weighted average interest rate of 4.9%, with cash on hand and borrowings from our line of credit and repaid $7.5 million of variable rate mortgage debt at an interest rate of LIBOR plus 2.50%;
• Leased vacant space: Leased 675,096 square feet of previously vacant space with lease terms ranging from 5.2 to 12.5 years at five of our properties;
• Renewed leases: Renewed 883,654 square feet with remaining lease terms ranging from 0.3 to 13.6 years at 10 of our properties;
• Increased common stock cash distribution: Increased monthly cash distribution per common share from $0.12515 to $0.125275, starting in October 2021; and
• Paid distributions: Paid monthly cash distributions for the year totaling $1.502175 per share on our common stock and Non-controlling OP Units, $0.8749998 per share on our Series D Preferred Stock, $1.656252 per share on our Series E Preferred Stock, $1.50 per share on our Series F Preferred Stock, $0.75 per share on our Series G Preferred Stock, and $1.05 per share on our senior common stock. The Series D Preferred Stock cash distributions reflect prorated distributions through the date of redemption. The Series G Preferred Stock cash distributions reflect prorated distributions from the initial offering date.
Fourth Quarter 2021 Results: FFO available to common shareholders and Non-controlling OP Unitholders for the quarter ended December 31, 2021, was $15.1 million, an 8.0% decrease when compared to the quarter ended September 30, 2021, equaling $0.40 per share. Core FFO available to common shareholders and Non-controlling OP Unitholders for the quarter ended December 31, 2021, was $15.1 million, a 2.8% increase when compared to the quarter ended September 30, 2021, equaling $0.40 per share. Core FFO increased primarily due to rental income from third and fourth quarter acquisitions and leased vacant space.
Fiscal Year 2021 Results: FFO available to common stockholders and Non-controlling OP Unitholders for the year ended December 31, 2021, was $57.6 million, a 4.7% increase when compared to the year ended December 31, 2020, equaling $1.54 per share. FFO available to common stockholders and Non-controlling OP Unitholders, as adjusted for comparability, for the year ended December 31, 2021, was $59.7 million, an 8.6% increase when compared to the year ended December 31, 2020, equaling $1.60 per share. Core FFO available to common stockholders and Non-controlling OP Unitholders for the year ended December 31, 2021, was $58.7 million, a 6.1% increase when compared to the year ended December 31, 2020, equaling $1.57 per share. Core FFO increased primarily due to the increase in rental income from 2020 and 2021 acquisitions and leasing activity, partially offset by an increase in property operating expenses due to higher average vacancy in our portfolio.
Net loss attributable to common stockholders and Non-controlling OP Unitholders for the three months and year ended December 31, 2021 was $0.0 million and $4.6 million, or $0.00 and $0.12 per share, respectively, compared to net income available to common stockholders for the three months ended September 30, 2021 and year ended December 31, 2020 of $1.5 million and $3.2 million, or $0.04 and $0.09 per share, respectively. A reconciliation of Core FFO to net (loss) income for the three months ended December 31, 2021 and September 30, 2021 and the years ended December 31, 2021 and 2020, which we believe is the most directly comparable GAAP measure to Core FFO, and a computation of basic and diluted Core FFO per weighted average share of common stock and Non-controlling OP Unit and basic and diluted net income per weighted average share of common stock and Non-controlling OP Unit is set forth in the Summary Information table above.
Subsequent to the end of the quarter:
• Renewed leases: On January 18, 2022, we executed a lease renewal with the tenant at our 127,444 square foot Vance, Alabama property, with a remaining lease term at time of execution of 11.0 years;
• Issued common stock under ATM program: Issued 0.2 million shares for net proceeds of $4.6 million;
• Issued Series F Preferred Stock: Issued 40,308 shares for net proceeds of $0.9 million;
• Appointed Co-President: Appointed Arthur "Buzz" Cooper to co-President of the Company;
• Increased common stock cash distribution: Increased monthly cash distribution per common share from $0.125275 to $0.1254, starting in January 2022; and
• Declared distributions: Declared monthly cash distributions for January, February, and March 2022, totaling $0.37620 per share on our common stock and Non-controlling OP Units, $0.4140630 per share on our Series E Preferred Stock, $0.375 per share on our Series F Preferred Stock, $0.375000 per share on our Series G Preferred Stock, and $0.2625 per share on our senior common stock.
Comments from Gladstone Commercial’s President, Bob Cutlip: "Our financial results reflect consistent performance and stabilized revenues from our tremendous same store property occupancy, rent collection and growth, accretive real estate investments made during 2021 and 2020, and our ability to renew tenants, as well as our deleveraging and capital recycling programs. We believe we had an outstanding 2021, by investing $99.7 million in 11 industrial assets in our target markets at accretive cap rates. We have continued our capital recycling program, whereby we have sold non-core assets and used the proceeds to de-lever our portfolio, as well as acquire properties in our target growth markets. We successfully exited three non-core assets during 2021, and we have additional non-core assets we anticipate selling in the next one to two years that we believe will result in capital gains. We will continue to opportunistically sell non-core assets and redeploy the proceeds into stronger target growth markets with a focus on industrial investment opportunities. While we expect to face challenges due to the continuing COVID-19 pandemic, we feel strongly about the depth of our tenant credit underwriting. We have collected 100% of 2021 cash rents. We anticipate our tenants will successfully navigate the current economic climate and will be able to continue operating successfully when operating restrictions are fully lifted and economic normalcy returns. Despite economic uncertainty, during 2021 we were able to lease 675,096 vacant square feet with five tenants, and renew 883,654 square feet with 10 tenants. Notably, we have leased 176,214 previously vacant square feet at our Austin, Texas property, which reflects approximately 57% of the building and approximately 95% of the prior rental income in the building when it was 100% occupied. We are in good standing on our credit facility, which continues to provide us added flexibility. We are actively marketing our remaining vacant space and anticipate positive outcomes. We amended our credit facility early in the year to add a $65.0 million term loan to help fund acquisitions. During the year we also raised $100.0 million with the issuance of our new 6.00% Series G Preferred Stock and used the majority of the proceeds to redeem our 7.00% Series D Preferred Stock, saving on dividend costs and lowering our overall cost of capital. We are actively marketing our remaining vacant space and anticipate positive outcomes. We expect to continue to have access to the debt and equity markets, as necessary, for added liquidity. We are extremely pleased with our solid performance over the last several years. We believe our same store rents, which have increased by approximately 2% annually in recent years, should continue to rise as we grow. We will continue to primarily focus on investing in our target markets, with an emphasis on industrial properties and actively managing our portfolio. We have also appointed Arthur "Buzz" Cooper as co-President of the Company. Mr. Cooper has been with the Company since its inception in 2003 and has over 35 years of experience in the commercial lending industry and the commercial real estate industry. I have announced my intention to retire on or about June 30, 2022, and it has been a pleasure serving the Company. We are looking forward to continued growth and success for our shareholders."

Conference Call: Gladstone Commercial will hold a conference call on Wednesday, February 16, 2022, at 8:30 a.m. EST to discuss its earnings results. Please call (877) 407-9045 to enter the conference call. An operator will monitor the call and set a queue for questions. A conference call replay will be available beginning one hour after the call and will be accessible through February 23, 2022. To hear the replay, please dial (877) 660-6853 and use playback conference number 13725356. The live audio broadcast of the Company’s quarterly conference call will also be available on the investors section of our website, www.gladstonecommercial.com.
About Gladstone Commercial: Gladstone Commercial Corporation is a real estate investment trust focused on acquiring, owning, and operating net leased industrial and office properties across the United States. Including payments through January 2022, Gladstone Commercial has paid 205 consecutive monthly cash distributions on its common stock. Prior to paying distributions on a monthly basis, Gladstone Commercial paid five consecutive quarterly cash distributions. Gladstone Commercial has never skipped, reduced or deferred a distribution since its inception in 2003. Further information can be found at www.gladstonecommercial.com.
About the Gladstone Companies: Information on the business activities of all the Gladstone family of funds can be found at www.gladstonecompanies.com.
Investor Relations: For Investor Relations inquiries related to any of the monthly distribution-paying Gladstone family of funds, please visit www.gladstonecompanies.com.
Non-GAAP Financial Measures:
FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share and unit provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.
FFO as adjusted for comparability: FFO as adjusted for comparability is FFO adjusted for certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include the adjustment for non-recurring expense adjustments related to the write off of offering costs pertaining to redeemed securities. Although the Company’s calculation of FFO as adjusted for comparability differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance. Accordingly, FFO as adjusted for comparability should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.
Core FFO: Core FFO is FFO adjusted for certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include the adjustment for acquisition related expenses, gains or losses from early extinguishment of debt and any other non-recurring expense adjustments. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance. Accordingly, Core FFO should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.
The Company’s presentation of FFO, as defined by NAREIT, FFO as adjusted for comparability, or presentation of Core FFO, does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.
The statements in this press release regarding the forecasted stability of Gladstone Commercial’s income, its ability, plans or prospects to re-lease its unoccupied properties, and grow its portfolio are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on Gladstone Commercial’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, Gladstone Commercial’s ability to raise additional capital; availability and terms of capital and financing, both to fund its operations and to refinance its indebtedness as it matures; downturns in the current economic environment; the performance of its tenants; the impact of competition on its efforts to renew existing leases or re-lease space; and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption "Risk factors" of its Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 15, 2022. Gladstone Commercial cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Gladstone Commercial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Gladstone Commercial Corporation

+1-703-287-5893